Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 17, 2014 (except for Note 14, as to which the date is December 8, 2014), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-200328) and related Prospectus of Bellicum Pharmaceuticals, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

December 8, 2014